Exhibit 10.14

EXTENSION OF LOAN AGREEMENT

With reference to the Loan Agreement entered into on 1st January 2024 between:

Borrower:	Lender:

Delixy Energy Pte Ltd	Mega Origin Holdings Limited

Company registration no: 200716628Z	Company registration no.: 1610236

Loan Details:

Loan Amounts: USD 5,000,000

Interest rate: 3.5% per annum

Repayment term: The loan is for a period of two years and not repayable upon demand, save upon the request by the Borrower, whichever earlier.

Terms and conditions:

Interest rate: 3.5% per annum

Repayment:

The loan is for a period of two years and not repayable upon demand, save upon the request by the Borrower, whichever earlier.

The Borrower agrees to provide a notice period of at least One (1) Day before making repayment. Repayment shall be made to the Lender’s specified bank account.

EXTENSION

The Parties hereby agree that the Loan Agreement shall be extended by another year, to be for a period of three (3) years, from 1 January 2024 to 31 December 2026.

This Extension Agreement shall be governed and construed in accordance with the laws of Singapore.

This Extension Agreement constitutes the entire understanding between the parties and supersedes any prior agreements, whether written or oral.

IN WITNESS WHEREOF, the parties hereto have executed this Extension Agreement as of the Effective Date.

Lender’s signature:

/s/ Xie Dongjian
Name/Position: Xie Dongjian, Director

Date: 31 December 2024

Borrower’s signature:

/s/ Chu Tianshu
Name/Position: Chu Tianshu, Director

Date: 31 December 2024